Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2023, with respect to the consolidated financial statements and financial statement schedule IV of Lument Finance Trust, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

May 11, 2023